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                                                                    Exhibit 23.9

                      [BRADLEY R. HELMEKE, LTD. LETTERHEAD]


                          INDEPENDENT AUDITOR'S CONSENT



I consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Pegasus Communications Corporation on Form S-4 (file no. 333-40205) of my report relating to the audited statement of net assets to be sold for the year ended December 31, 1996 of Midwest Minnesota DBS, LLC for the year ended December 31, 1996, and the related statements of operations of assets to be sold and cash flows for the year ended December 31, 1996, which appear on the Current Report on Form 8-K/A of Pegasus Communications Corporation dated September 8, 1997 (and filed October 31, 1997). I also consent to the reference to me under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



/s/ Bradley R. Helmeke, Ltd.


Bradley R. Helmeke, Ltd.
Perham, Minnesota
January 12, 1998